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                                                                   EXHIBIT (8b)

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                             PARTICIPATION AGREEMENT

                                      AMONG

                      MANNING & NAPIER INSURANCE FUND, INC.

                    MANNING & NAPIER INVESTOR SERVICES, INC.

                        MANNING & NAPIERS ADVISORS, INC.

                                       AND

                         KEYPORT LIFE INSURANCE COMPANY

    This Agreement, made and entered into this 20TH day of SEPT., 1996 by and among Keyport Life Insurance Company, a Rhode Island corporation, (referred to as the "Company"), each on its own behalf and on behalf of its Separate Account, which is a segregated asset account of the Company; Manning & Napier Insurance Fund, Inc. (the "Fund"), a Maryland Corporation; Manning & Napier Investor Services, Inc. ("Distributor"), a New York corporation; and Manning & Napier Advisors, Inc. ("Advisor"), a New York corporation.

    WHEREAS, the Fund engages in business as an open-end investment management company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts ("Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Distributor substantially identical to this Agreement (hereinafter "Participating Insurance Companies"); and

    WHEREAS, the beneficial interest in the Fund is divided into several series of shares (such series being hereinafter referred to individually as a "Portfolio" or collectively as the "Portfolios") as shown on Schedule A attached hereto; and

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    WHEREAS, the Fund currently intends to apply for an order from the
Securities and Exchange Commission ("SEC"), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate and variable life insurance accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

    WHEREAS, the Fund is registered as an open-end investment management company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

    WHEREAS, Manning & Napier Advisors, Inc. (the "Advisor") is duly registered as an investment advisor under the federal Investment Advisors Act of 1940 and any applicable state securities law; and

    WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and

    WHEREAS, the Company has established a duly organized, and validly existing segregated asset account as shown on Schedule B attached hereto (the "Separate Account") established by resolution of the Boards of Directors of the Company, and divided such Separate Account into subaccounts to set aside and invest assets attributable to aforesaid variable annuity contracts; and


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    WHEREAS, the Company has registered or will register the certain Separate
Account as a unit investment trust under the 1940 Act; and


    WHEREAS, Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

    WHEREAS, Keyport Financial Services Corporation ("KFSC") the underwriter for the individual variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

    WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Separate Account to fund certain Variable Insurance Products. Distributor is authorized to sell such shares to unit investment trusts such as the Separate Account at net asset value, and acts as distributor of the Portfolio shares.

    NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

ARTICLE I.  Sale of Fund Shares

    1.1 Distributor shall sell to the Company those shares of the Fund which the Separate Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from the


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Separate Account and receipt by such designee shall constitute receipt by the
Fund provided that the Company receives the order by 4:00 p.m. New York time and the Fund receives notice from the Company, as the Company and Fund may agree, by 9:00 a.m. New York time on the next Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

    1.2 The Fund agrees subject to the terms of this Agreement, to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Separate Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC. The Fund shall use reasonable efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

    1.3 The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts which have agreed to participate in the Fund to fund their Separate Accounts and/or certain qualified plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended (hereinafter "Code") and Treasury Regulation 1.817-5. No shares of any Portfolio will be sold to the general public.


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    1.4  The Fund and Distributor will not sell Fund shares to any insurance company or separate account unless an agreement containing substantially similar provisions as Articles I, III, V, VI and Sections 2.5 of Article II of this Agreement is in effect to govern such sales.

    1.5 The Fund will redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of redemption requests. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from the Separate Account, and receipt by such designee should constitute receipt by the Fund; provided that the Company receives the request for redemption by 4:00 p.m. New York time, and the Fund receives notice from the Company, as the Company and Fund may agree, by 9:00 a.m. New York time on the next Business Day.

    Subject to the applicable rules and regulations, if any, of the SEC, the Fund may pay the redemption price for shares of any Portfolio in whole or in part by a distribution in kind of securities from the Portfolio of the Fund allocated to such Portfolio in lieu of money, valuing such securities at their value employed for determining net asset value governing such redemption price, and selecting such securities in a manner the Board may determine in good faith to be fair and equitable.

    1.6 The Fund may suspend the redemption of any full or fractional shares of the Fund (1) for any period (a) during which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or (b) during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which (a) disposal by the Fund of securities owned by it is not reasonably practicable or (b) it is not


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reasonably practicable for the Fund fairly to determine the value of its net assets; or (3) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

    1.7 The Company will purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus and statement of additional information ("SAI") (collectively referred to as "Prospectus," unless otherwise provided). The Company agrees that all net amounts available under the Variable Insurance Products with the form number(s) that are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"), shall be invested in the Fund, in such other Funds advised by Stein, Roe & Farnham Incorporated or the Advisor as may be mutually agreed to in writing by the parties hereto, or in the Company's general accounts, or in such other funds as the parties hereto agree in writing.

    1.8 The Company shall pay for Fund shares on the same Business Day as an order to purchase Fund shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire, or may otherwise be provided by separate agreement. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

    1.9 Issuance and transfer of the Funds' shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Account. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Account or the appropriate subaccount of the Separate Account.


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    1.10  The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such income, dividends and capital gains distributions.

    1.11 The Fund shall make the net asset value per share for each Series available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7 p.m., New York time.

ARTICLE II.  Representations and Warranties

    2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act to the extent required by the 1933 Act; that the Contracts will be issued and distributed in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that prior to any issuance or sale of any Contract it has legally and validly established the Separate Account as a segregated asset account under the applicable state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Separate Account as a unit investment trust in accordance


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with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

    2.2 The Company represents and warrants that KFSC, the underwriter for the individual variable annuity and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and KFSC will issue and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

    2.3 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and any state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or Distributor.

    2.4 The Fund represents that it intends to qualify as a Regulated Investment Company under Subchapter M of the Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The Fund represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the


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rules and regulations thereunder, including without limitation Treasury
Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Fund has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Fund to achieve compliance within the grace period afforded by Regulation 1.817-5. The Fund acknowledges that any failure to qualify as a Regulated Investment Company will eliminate the ability of the subaccounts to avail themselves of the "look through" provisions of section 817(h) of the Code, and that as a result the Contracts will almost certainly fail to qualify as annuity contracts under section 817(h) of the Code.

    2.5 The Company represents that the Contracts are currently treated as endowment or annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

    2.6 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that it is currently in compliance and shall at all times remain in compliance with the applicable insurance laws of the domiciliary states of the Participating Insurance Companies to the extent that the Participating Insurance Companies advise the Fund, in writing, of such laws or any changes in such laws.

    2.7 Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. Distributor further represents that it


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will sell and distribute the Fund's shares in accordance with applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

    2.8 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

    2.9 The Fund represents and warrants that the Advisor is and shall remain duly registered under all applicable federal and state securities laws and that the Advisor shall perform its obligations for the Fund in compliance in all material respects with the applicable laws of the State of New York and any applicable state and federal securities laws.

    2.10 The Fund represents and warrants that all of its Directors, officers, employees, investment advisors, and other individuals/entities dealing with the money and/or to securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

    2.11 The Company represents and warrants that all of its directors, officers, employees, investment advisors, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than ten million dollars ($10,000,000) with no deductible amount. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable fidelity insurance company. The Company agrees to make all reasonable


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efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and Distributor in the event such coverage no longer applies.

ARTICLE III.  Prospectus and Proxy Statements; Voting

    3.1 The Fund and the Advisor shall provide the Company with as many copies of the Fund's current prospectus and Statement of Additional Information as the Company may reasonably request in connection with delivery of the prospectus to shareholders and purchasers of Variable Insurance Products. If requested by Company in lieu thereof, the Fund or the Advisor shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the shares is supplemented or amended) to have the prospectus for the Variable Insurance Products and the prospectus for the Fund shares printed together in one document. The expenses of such printing will be apportioned between the Company and the Fund as the parties agree to in writing. In the event that the Company requests that the Fund or the Advisor provide the Fund's prospectus in a "camera ready" or diskette format, the Fund shall be responsible for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g. typesetting expenses) and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectus.

    3.2 The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from Distributor and the Company, and at its expense, shall provide a final


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copy of such Statement of Additional Information to Distributor for duplication and provision to any Owner of a Variable Insurance Product or prospective owner who requests it.

    3.3 The Fund, at its expense, shall provide the Company with copies of its proxy materials, reports to shareholders and other communications (except for prospectus and Statements of Additional Information, which are covered in
Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distribution to owners of Variable Insurance Products (hereinafter "Owners").

    3.4  If and to the extent required by law the Company shall:

           (i)   solicit voting instructions from Owners;

          (ii) vote the Fund shares in accordance with instructions received from Owners; and

         (iii) vote Fund shares for which no instructions have been received in a particular Separate Account in the same proportion as Fund shares of such Portfolio for which instructions have been received in that Separate Account, so long and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their Separate Accounts participating in the Fund calculates voting privileges in a manner consistent with the standards to be provided in writing to the Participating Insurance Companies.

    3.5 The Fund shall comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section


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16(c) of that Act) as well as with Section 16(a) and, if and when applicable,
16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.  Sales Material and Information

    4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, the form of each piece of sales literature or other promotional material in which the Fund or its investment advisor is named, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within five (5) Business Days after receipt of its material.

    4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of Variable Insurance Products other than the information or representations contained in the registration statement or Prospectus for the Fund shares, as such registration statement and Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

    4.3 The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Separate Account(s), are named at least ten (10) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material.



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    4.4  The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Separate Account, or the Variable Insurance Products other than the information or representations contained in or accurately derived from a registration statement or prospectus for such Variable Insurance Products, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for such Separate Account which are in the public domain or approved by the Company for distribution to Owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

    4.5 The Fund shall provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

    4.6 The Company shall provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Variable Insurance Products or any Separate Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.


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    4.7  For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the 1933 Act, the 1940 Act or NASD rules.

ARTICLE V.  Fees and Expenses

    5.1 The Fund shall pay no fee or other compensation to the Company under this Agreement (except for items covered in Article III), except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then Distributor may make payments to the Company for the Variable Insurance Products if and in amounts agreed to by Distributor in writing and such payments will be made out of existing fees payable to Distributor, past profits of Distributor or other resources available to Distributor. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.


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    5.2  All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

    5.3 The Company shall bear the expenses of distributing the Fund's proxy materials and reports to Owners.

ARTICLE VI.  Potential Conflicts

    6.1 The parties acknowledge that the Fund presently intends to file an application with the SEC to request an order granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit the Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. It is anticipated that the Exemptive Order, when and if issued, shall require the Fund and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Section 6. If the Exemptive Order imposes conditions materially different from those provided for in this Section 6, the conditions and undertakings imposed by the Exemptive Order shall govern this Agreement


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and the parties hereto agree to amend this Agreement consistent with the
Exemptive Order. The Fund will not enter into a participation agreement with any other Participating Insurance Company unless it imposed the same conditions and undertakings as are imposed on the Company.

    6.2 The Board shall monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Owners of separate accounts of Participating Insurance Companies investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance policy Owners; (f) a decision by an insurer to disregard the voting instructions of Owners; or (g) if applicable, a decision of a Qualified Plan to disregard the voting instructions of plan participants. The Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

    6.3 The Company will report any potential or existing conflicts (including the occurrence of any event specified in paragraph 6.1 which may give rise to such a conflict) of which it is aware to the Board. The Company will assist the Board in carrying out their responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but



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is not limited to, an obligation by the Company to inform the Board whenever
Owner voting instructions are disregarded. The responsibilities of the Company will be carried out with a view to the interests of the Owners.

    6.4 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts of Participating Insurance Companies from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any particular group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

    6.5 If a material irreconcilable conflict arises because of a decision by the Company to disregard Owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company shall be required, at the Fund's election, to withdraw the affected Separate Account's (or subaccount's) investment in the Fund and terminate this Agreement with respect to such Separate Account (or subaccount); provided, however, that such


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withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Owners. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six (6) month period Distributor and the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

    6.6 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Separate Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing that it has determined that such decision has created a irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six (6) month period, Distributor and the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

    6.7 For purposes of Sections 6.4 through 6.7 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Variable Insurance Products. The Company shall not be required by Section 6.4 to establish a new funding medium for the Variable Insurance

Products if an offer to do so has been declined by vote of a majority of Owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company shall withdraw the affected Separate Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Members of the Board.

    6.8 If and to the extent that Rule 6e-2 or Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable; and (b) Sections 3.4, 3.5, 6.2, 6.3, 6.4, 6.5, and 6.6 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VII.  Indemnification

7.1 Indemnification By the Company

    7.1(a)    The Company shall indemnify and hold harmless the Distributor, the Advisor, the Fund and each member of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale of the Variable Insurance Products and:

    (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Insurance Products or in the sales literature for the Variable Insurance Products (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Insurance Products or in the sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

    (ii) arise out of or are based upon statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Insurance Products; or

   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

    (iv) arise as a result from any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

    (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

    7.1(b)    The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

    7.1(c)    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the election of one or both of the Company to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

    7.1(d)    The Indemnified Parties shall promptly notify the Company of the commencement of any litigation or proceeding against them in connection with the issuance or sale of Variable Insurance Products or the operation of the Fund. This indemnification shall be in addition to any liability which the Company may otherwise have.

7.2 Indemnification By the Advisor

    7.2(a)    The Advisor shall indemnify and hold harmless the Company, and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Fund and:

    (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or sales literature for the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Advisor, Distributor or the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in the sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of Fund shares;or

    (ii) arise out of or are based upon statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Variable Insurance Products not supplied by the Advisor, Distributor or persons under its control) or wrongful conduct of one or both of the Fund or the Advisor or persons under its control, with respect to the sale or distribution of Fund shares; or

   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Variable Insurance Products, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund; or

    (iv) arise out of or result from any failure by the Advisor to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article II of this Agreement); or

    (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

    7.2(b)    The Advisor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, Distributor or each Separate Account, whichever is applicable.

    7.2(c)    The Advisor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Advisor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Advisor of any such claim shall not relieve the Advisor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against and Indemnified Party, the Advisor will be entitled to participate, at its own expense, in the defense thereof. The Advisor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Advisor to such party of the Advisor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Advisor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

    7.2(d)    The Company agrees promptly to notify the Advisor of the
commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Variable Insurance Products or the operation of the

Account. This indemnification shall be in addition to any liability which the Advisor may otherwise have.

    7.3 Indemnification by the Distributor

    7.3(a)    The Distributor shall indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares and:

    (i) arise out of or are based upon statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Variable Insurance Products not supplied by the Distributor, Advisor, Fund or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Fund shares; or

    (ii) arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature of the Variable Insurance Products, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Distributor, or

   (iii) arise out of or result from any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

    (iv) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

    7.3(b)    The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Account, whichever is applicable.

    7.3(c)    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against and whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

    7.3(d)    The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against them or any of their respective officers or directors in connection with this Agreement, the issuance or sale of the Variable Insurance Products or the operation of either Account. This indemnification shall be in addition to any liability which the Distributor may otherwise have.

ARTICLE VIII.  Applicable Law

    8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of New York.

    8.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI.  Termination

    9.1. This Agreement shall continue in full force and effect until the first to occur of:

    (a) termination by any party for any reason by six months' advance written notice delivered to the other parties; or

    (b) termination by the Company by written notice to the Fund and the Distributor with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts or not consistent with the Company's obligations to Owners; or

    (c) termination by the Company by written notice to the Fund and the Distributor with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investments media of the Variable Insurance Products issued or to be issued by the Company; or

    (d) termination by the Company by written notice to the Fund and the Distributor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or any independent or resulting failure under
         Section 817 of the Code, or under any successor or similar provision of either, or if the Company reasonably believe that the Fund may fail to so qualify; or

    (e) termination by either the Fund or the Distributor by written notice to the Company, if either one or both of the Fund or the Distributor respectively, shall determine, in their sole judgement exercised in good faith, that the Company has suffered a material adverse change in their business, operations, financial condition or prospects since the date of this Agreement or are the subject of material adverse publicity; but no termination shall be effective under this subsection (e) until the Company has been afforded a reasonable opportunity to respond to a statement by the Fund or the Distributor concerning the reason for notice of termination hereunder; or

    (f) termination by the Company by written notice to the Fund and the Distributor, if the Company shall determine, in its sole judgement exercised in good faith, that either the Fund or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; but no termination shall be effective under this subsection (f) until the Company has been afforded a reasonable opportunity to respond to a statement by the Fund or the Distributor concerning the reason for notice of termination hereunder.

    (g) At the option of the Fund if the Variable Insurance Products cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, of if the Fund reasonably believes that the Variable Insurance Products may fail to so qualify. Termination shall be effective upon receipt of notice by the Company.

    (h) At the option of the Company, upon the Fund's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten (10) days after written notice of such breach is delivered to the Fund.

    (i) At the option of the Fund, upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund within ten (10) days after written notice of such breach is delivered to the Company.

    (j) At the option of the Company, if the Variable Insurance Products are not sold in accordance with applicable federal and/or state law by the Distributor. Termination shall be effective immediately upon such occurrence without notice.

    (k) At the option of the Fund, if the Variable Insurance Products are not registered and issued in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice.

    9.2 ffect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Distributor shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Insurance Products in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the Owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement. However, in no event shall the Fund and Distributor be required to make additional shares available to Existing Contracts for more that six (6) months after the date of termination of the Agreement.

    9.3 The Company shall not redeem Fund shares attributable to the Variable Insurance Products (as opposed to Fund shares attributable to the Company's assets held in the Separate Account) except (i) as necessary to implement Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Distributor the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Distributor) to the effect that any redemption pursuant to the clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Variable Insurance Products, and as may be in the best interests of Owners, as determined by the Company, the Company shall not prevent Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Distributor ninety (90) days notice of its intention to do so.

    9.4 Notwithstanding any termination of this Agreement for any reason, the terms and conditions of the following provisions of this Agreement shall remain in effect with respect to any Existing Contract, for so long as such Existing Contract has assets invested in the Fund: Section 1.3 to 1.10 of Article I (governing the pricing and redemption of shares); Article II (Representations and Warranties); Sections 3.1 through 3.3 and 3.5 of Article III (Prospectus and Proxy Statements, and Voting); Articles IV and VIII (Sales Material and Information; Fees and Expenses, Diversification; Potential Conflicts; Indemnification; and Applicable Law); Article X (Notices); and Sections 11.1, 11.2, and 11.5 through 11.8 of Article XI (Miscellaneous).

Further, notwithstanding any termination of this Agreement for any reason, the terms and conditions of the following provisions of this Agreement shall remain in effect with regard to Variable Insurance Products previously invested in the
Fund: Article II (Representations and Warranties); and Article VIII (Indemnification).

ARTICLE X.  Notices

    Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:

              c/o Manning & Napier Insurance Fund, Inc.
              1100 Chase Square
              Rochester, NY 14604
              Attention:  Corporate Secretary

         If to the Company:

              Keyport Life Insurance Company
              125 High Street
              Boston, MA 02110
              Attention:  General Counsel

         If to Distributor:

              Manning & Napier Investor Services, Inc.
              1100 Chase Square
              Rochester, NY 14604
              Attention:   Secretary


ARTICLE XI.  Miscellaneous

    11.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for any obligations entered into on behalf of the Fund.

    11.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the Owners and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

    11.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

    11.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

    11.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

    11.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

    11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

    11.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Distributor may assign the Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor (but in such event the Distributor shall continue to be liable under Article VII of this Agreement for any indemnification due to the Company, and assignee shall also be liable), if such assignee is duly licensed and registered to perform the obligations of the Distributor under this Agreement.

    11.9 No provision of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Fund, the Distributor and the Company.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                             KEYPORT LIFE INSURANCE COMPANY
                             By its authorized officer,

                             By: /s/ John W. Rosensteel
                                  ----------------------

                             Title: President and CEO
                                     -----------------

                             Date: September 25, 1996
                                    ------------------


                             MANNING & NAPIER INVESTOR SERVICES, INC.
                             By its authorized officer,

                             By: /s/ B. Reuben Auspitz
                                  ---------------------

                             Title: President
                                     ---------

                             Date: September 20, 1996
                                    ------------------


                             MANNING & NAPIER INSURANCE FUND, INC.
                             By its authorized officer,

                             By: /s/ B. Reuben Auspitz
                                  ---------------------

                             Title: President
                                     ---------

                             Date: September 20, 1996
                                    ------------------


                             MANNING & NAPIER ADVISORS, INC.
                             By its authorized officer,

                             By: /s/ William Manning
                                  -------------------

                             Title: President
                                     ---------

                             Date: September 20, 1996
                                    ------------------

                                   Schedule A

                         Manning & Napier Insurance Fund


Manning & Napier Moderate Growth Portfolio

Manning & Napier Growth Portfolio

Manning & Napier Equity Portfolio

Manning & Napier Small Cap Portfolio

Manning & Napier Bond Portfolio

Manning & Napier Maximum Horizon Portfolio

                                   Schedule B

Separate Accounts                           Selected Funds

Variable Account J           Manning & Napier Moderate Growth Portfolio

                                  Manning & Napier Growth Portfolio

                                  Manning & Napier Equity Portfolio

                                  Manning & Napier Small Cap Portfolio

                                  Manning & Napier Bond Portfolio

                                  Manning & Napier Maximum Horizon Portfolio


--------------------------------------------------------------------------------

Contract - Form Number
----------------------

DVA(1)                  (Group Master Contract)

DVA(1)/CERT                  (Group Certificate)

DVA(1)/IND              (Individual Contract)